Exhibit 99.1

iGATE Reports Q2 Revenues; Revenues Up 57.3%

Corporate Structure and Brand Simplified after Patni Delisting

Fremont, CA – July 13, 2012

iGATE Corporation (NASDAQ:IGTE), the first integrated Technology and Operations Company providing Business Outcomes-business based solutions, today announced its financial results for the second quarter and six months ended June 30, 2012.

Second Quarter Highlights

•	Successfully completed delisting of Patni Computer Systems Ltd and launched single go-to-market brand, “iGATE,” in line with the vision of ‘one company’

•	Net income for the second quarter of 2012 increased by 217.5% to $12.7 million from $4.0 million in the second quarter of 2011

•	Revenues for the second quarter of 2012 increased by 57.3% to $268.0 million from $170.4 million in the second quarter of 2011

•	Gross margin was 37.4% for the second quarter of 2012 compared to 34.7% in the corresponding quarter of 2011

•	Diluted earnings per share of $0.07 GAAP; $0.28 non-GAAP

•	iGATE added 17 new customers during the quarter

•	The company ended the second quarter of 2012 with 27,417 employees

Phaneesh Murthy, CEO, iGATE said, “It has been satisfying to see growth coming back in a very volatile market. I am particularly happy with the pedigree of the new clients we have added in the quarter with seven of them being Fortune 1000 companies. This clearly shows the increased acceptance of our differentiated outcomes-based proposition.”

On key events, Mr. Murthy said, “I am happy that we have filled our North American Sales Leadership position. It is my pleasure to welcome Sanjay Tugnait to this role.”

Sujit Sircar, CFO, iGATE said, “I am very pleased that we were able to smoothly accomplish the delisting process of Patni with our ownership of Patni shares now rising to 96.9%. While the rupee fluctuation is a concern due to forex headwinds, I am confident that we are well placed for a steady growth in revenues and margins.”

Second Quarter Operating Results

Results for the second quarter on a GAAP and non-GAAP basis are provided in the table below.

	Q2 FY’12	Q2 FY’11	Y/Y	Six months ended FY’12	Six months ended FY’11	Y/Y
Net revenue ($Millions)	268.0	170.4	57.3%	531.3	246.2	115.8%
Operating margin ($Millions)	48.0	9.7	394.8%	96.1	16.7	475.4%
GAAP net income ($Millions)	12.7	4.0	217.5%	36.7	21.9	67.6%
GAAP diluted EPS ($)	0.07	-0.02	450.0%	0.29	0.18	61.1%
Non-GAAP net income ($Millions)	21.5	11.9	80.7%	50.5	27.7	82.3%
Non-GAAP diluted EPS ($)	0.28	0.16	75.0%	0.66	0.37	78.4%

New customer wins in the quarter

•

A Fortune 1000 Bank in the U.S. has engaged iGATE to support it on a critical program aimed at the prevention of money laundering. Through proprietary solutions in data management, iGATE is helping make available data in the anti-money laundering reporting system. This will help the bank stay in compliance with requirements of the Bank Secrecy Act and the Patriot Act.

•

A Europe-based Fortune 1000 company providing engineering and technology solutions for the energy industry has chosen iGATE to build competencies in energy related projects in emerging countries. iGATE is helping the company to reduce execution time by building a competence centre in India and support its global project deliveries. This centre will concentrate in the oil and gas domain and deliver high quality design work.

•

A Fortune 500 company that distributes maintenance, repair, and operating supplies has chosen iGATE to assist the company in reducing the time to market for its products and services. While iGATE will support this client in building and deploying a new generation of e-Commerce Solutions, this strategic partnership will allow the client to take advantage of iGATE’s global footprint allowing quicker development and deployment of the e-Commerce Systems.

•

iGATE has been selected by a Europe-based Fortune 1000 drug manufacturing company to assist in its compliance related programs. iGATE will provide validation support to the Product Development Quality and Validation team of the company (PDQV) and deliver reports that are critical to stay compliant to regulatory guidelines.

•

iGATE has been selected by a leading U.S. Bank to manage its Liquidity Risk program. iGATE is using its proprietary Reference Data Management solution to establish data lineage and identify all of the critical data elements required for Liquidity Risk management.

•

A leading global manufacturer that supplies oilfield and power transmission products for use in energy infrastructure and industrial applications has chosen iGATE to scale its internal IT and achieve global transformation. iGATE will manage and roll-out Enterprise Applications globally. iGATE was chosen because of its strong Business Outcomes orientation and the ability to provide services at a global scale.

Awards and Recognitions

•

iGATE has been ranked No. 18 and also adjudged a ‘Leader’ in The 2012 Global Outsourcing 100® List by The International Association of Outsourcing Professionals® (IAOP®). Chosen for the third consecutive year, iGATE’s rank has risen significantly from No. 53 in 2011. The assessment criterion was based on multiple measurement standards such as- Company Size; Growth; Global Presence; Customer References; Company Recognitions; Company Certifications; Employee Management; Executive Leadership.

•	iGATE won the ‘World Class Award’, the highest honour under the ‘Large Service Organizations’ category, at the Global Performance Excellence Awards (GPEA).

•

iGATE’s Legal Team was selected as the winner of the ‘International Company In-House Legal Team of the Year’ by the International Financial Law Review (IFLR)/Asia Law in the Mergers & Acquisitions Category for its extensive work and valuable contribution in completion of a complex transaction in the acquisition of Patni Computer Systems Limited.

•	iGATE was ranked No.3 and rated in the ‘Leaders’ category for its Product and Engineering Practice by Zinnov Consulting in its Global R&D Service Providers’ Rating.

•

The iGATE Corporation Annual Report 2011 won the Silver Award (Core area- Tech. and IT Services) in the prestigious LACP Annual Report competition in the ‘Overall Category’ for the fourth time in a row.

New Appointment

iGATE appointed Sanjay Tugnait as the new North America Sales Leader and Global Head of Alliances. Sanjay will be paramount to delivering iGATE’s business growth agenda. He will be part of iGATE’s Executive Committee. In a career spanning over two decades, Sanjay has been part of global companies such as Accenture and IBM/PWC.

Prior to joining iGATE, Sanjay was the Managing Partner of Accenture’s Financial Services practice in India. He is credited for setting up the company’s Financial Services business in the subcontinent. He has also served Accenture as a Partner for its North America practice. Sanjay has been part of Accenture’s Global CEO Advisory Council and India Leadership team.

Conference Call and Webcast

iGATE will host a telephone conference call on Friday, July 13, 2012 at 8:00 am Eastern time to discuss the results of its second quarter and six months ended June 30, 2012. The live discussion may be accessed by dialing 877-407-8037 (toll free) or 201-689-8037 (toll) and entering account number 293 and conference number 397094. The on-demand version of the webcast will be available on the iGATE website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (toll free) or 201-612-7415 (toll) and entering account number 293 and conference number 397094. The telephonic replay will be available until July 20, 2012.

About Business Outcomes

iGATE’s industry-first Business Outcomes-based approach focuses on the realization of tangible and measurable results, unlike traditional models which are driven by work, effort, time and manpower. By integrating technology and processes in a proprietary way and pricing services on results, iGATE exchanges fixed costs for a variable cost structure in an attempt to get clients to pay-for-results-only while enabling them adjust to the peaks and valleys of their demand.

About iGATE

iGATE Corporation is the first integrated technology and operations (iTOPS) company providing full-spectrum consulting, technology and business process outsourcing, and product and engineering solutions on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS platform, iGATE’s multi-location global organization has a talent pool of over 27,000 employees and consistently delivers effective solutions to over 360 Fortune 1000 clients spanning verticals such as: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment, leisure and travel; communication, energy and utilities; public sector; and independent software vendors. Please visit www.igate.com for more information.

iGATE Corporation is listed on NASDAQ under the symbol “IGTE.”

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent Patni acquisition and the previous delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Foreign Exchange gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. We also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to the Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

In March 2012, the Company entered into a forward foreign exchange contract to mitigate the risk of changes in foreign exchange rates on payments related to the delisting of Patni. In June 2012, the Company recognized foreign currency loss on re-measurement of escrow account balance and foreign exchange gain on re-measurement of redeemable non-controlling interest liability. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees.

•

Delisting expenses: iGATE voluntarily delisted the equity shares of its majority owned subsidiary, Patni from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to our acquisition of Patni; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report in Form 20-F for the fiscal year ended December 31, 2011. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact

Prabhanjan Deshpande “PD”	Araceli Roiz
+91 80 4104 5006	+1 510 896 3007
PD@igate.com	araceli.roiz@igate.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	June 30, 2012	December 31, 2011

	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$83,413	$75,440
Restricted Cash	26,349	—
Short-term investments	344,987	354,528
Accounts receivable, net	138,788	172,711
Unbilled revenues	100,064	45,223
Prepaid expenses and other current assets	22,839	18,752
Foreign exchange derivative contracts	3,680	277
Prepaid income taxes	11,676	8,341
Deferred tax assets	24,933	20,574
Receivable from Mastech Holdings, Inc.	—	187

Total current assets	756,729	696,033
Deposits and other assets	29,629	32,102
Prepaid income taxes	23,255	18,481
Property and equipment, net	157,359	175,672
Leasehold land	85,890	90,339
Deferred tax assets	27,097	30,456
Goodwill	487,580	511,060
Intangible assets, net	148,121	160,706

Total assets	$1,715,660	$1,714,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,735	$7,857
Accrued payroll and related costs	49,681	71,913
Accrued income taxes	1,108	3,993
Line of credit	57,000	57,000
Other accrued liabilities	80,144	77,988
Foreign exchange derivative contracts	22,254	12,471
Deferred revenue	16,687	22,412

Total current liabilities	234,609	253,634
Other long-term liabilities	3,790	4,610
Senior notes	770,000	770,000
Term Loan	225,500	—
Foreign exchange derivative contracts	—	6,739
Accrued income taxes	24,717	17,672
Deferred tax liabilities	60,464	58,992

Total liabilities	1,319,080	1,111,647

Redeemable non controlling interest	53,175	—

Series B Preferred stock	363,386	349,023

Shareholders’ equity:
Common Stock, par value $0.01 per share	582	577
Additional paid-in capital	176,139	201,281
Retained earnings	126,845	104,493
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(308,833)	(214,641)

Total iGATE Corporation shareholders’ equity (deficit)	(19,981)	76,996
Non controlling interest	—	177,183

Total equity (deficit)	(19,981)	254,179

Total liabilities, preferred stock and shareholders’ equity	$1,715,660	$1,714,849

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

(unaudited)

	Three Months ended June 30,		Six Months ended June 30,
	2012	2011	2012	2011
Revenues	$267,993	$170,417	$531,258	$246,215
Cost of revenues (exclusive of Depreciation and amortization)	167,682	111,203	325,111	155,998

Gross margin	100,311	59,214	206,147	90,217
Selling, general and administrative	40,863	40,423	83,284	62,170
Depreciation and amortization	11,445	9,058	26,730	11,365

Income from operations	48,003	9,733	96,133	16,682
Other income (loss), net	(30,707)	(4,003)	(39,430)	15,850

Income before income taxes	17,296	5,730	56,703	32,532
Income tax expense	4,649	1,244	15,512	10,107

Net income before noncontrolling interest	12,647	4,486	41,191	22,425
Noncontrolling interest	—	487	4,476	487

Net income attributable to iGATE Corporation	12,647	3,999	36,715	21,938
Accretion to Preferred Stock	98	115	192	130
Preferred dividend	7,172	5,639	14,171	8,362

Net income attributable to iGATE common shareholders	$5,377	$(1,755)	$22,352	$13,446

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

(unaudited)

			Three Months Ended June 30,				Six Months Ended June 30,
PARTICULARS			2012		2011		2012		2011
Net income attributable to iGATE common shareholders			$5,377		$(1,755)		$22,352		$13,446
Add: Dividends on Series B Preferred Stock			7,172		5,639		14,171		8,362

			12,549		3,884		36,523		21,808
Less: Dividends paid on
Common Stock	[A]	$—		$—		$—		$—
Unvested restricted stock	[B]	—		—		—		—
Series B Preferred Stock	[C]	7,172	7,172	5,639	5,639	14,171	14,171	8,362	8,362

Undistributed Income			$5,377		$(1,755)		$22,352		$13,446

Basic and Diluted allocation of Undistributed Income
Common stock	[D]		4,086		(1,351)		16,984		10,352
Unvested restricted stock	[E]		3		(6)		13		41
Series B Preferred Stock	[F]		1,288		(398)		5,355		3,053

			$5,377		$(1,755)		$22,352		$13,446

Shares outstanding:
Common stock			57,227		56,524		57,227		56,524
Unvested restricted stock			45		222		45		222
Series B Preferred Stock			18,045		16,668		18,045		16,668

			75,317		73,414		75,317		73,414

Weighted average shares outstanding:
Common stock	[G]		57,163		56,514		56,978		56,399
Unvested restricted stock	[H]		45		238		45		257
Participating preferred stock	[I]		18,045		16,668		18,045		16,668

			75,253		73,420		75,068		73,324

Weighted average common stock outstanding			57,163		56,752		56,978		56,399
Dilutive effect of stock options and restricted shares outstanding			1,569		—		1,636		1,483

Dilutive weighted average shares outstanding	[J]		58,732		56,752		58,614		57,882

Distributed earnings per share:
Common stock	[K=A/G]		$—		$—		$—		$—
Unvested restricted stock	[L=B/H]		$—		$—		$—		$—
Participating preferred stock	[M=C/I]		$0.40		$0.34		$0.79		$0.50
Undistributed earnings per share:
Common stock	[N=D/G]		$0.07		$(0.02)		$0.30		$0.18
Unvested restricted stock	[O=E/H]		$0.07		$(0.02)		$0.30		$0.18
Participating preferred stock	[P=F/I]		$0.07		$(0.02)		$0.30		$0.18
Basic earnings per share from operations
Common Stock	[K+N]		$0.07		$(0.02)		$0.30		$0.18
Unvested restricted stock	[L+O]		$0.07		$(0.02)		$0.30		$0.18
Participating preferred stock	[M+P]		$0.47		$0.32		$1.09		$0.68
Diluted earnings per share from operations	[[A+B+D+E]/J]		$0.07		$(0.02)		$0.29		$0.18

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 18.0 million for the three months and six months ended June 30, 2012 respectively. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(unaudited)

	Three Months ended		Six Months ended
	June 30th		June 30th
	2012	2011	2012	2011
GAAP Net income	$12,647	$3,999	$36,715	$21,938
Adjustments
Amortization of Intangible assets, net of taxes	2,121	1,324	4,295	1,520
Stock Based Compensation, net of taxes	2,007	2,358	3,972	3,219
Acquisition expenses, net of taxes	—	1,875	—	10,914
Delisting expenses, net of taxes	847	—	2,325	—
Forex (gain) / loss on acquisition hedging and remeasurement, net of taxes	3,839	(2,008)	3,154	(14,314)
Severance cost, net of taxes	—	4,388	—	4,388

Non-GAAP Net income	$21,461	$11,936	$50,461	$27,665

Basic earnings per share from operations
GAAP	$0.07	$(0.02)	$0.30	$0.18
Non-GAAP	$0.29	$0.16	$0.67	$0.38
Diluted earnings per share from operations
GAAP	$0.07	$(0.02)	$0.29	$0.18
Non-GAAP	$0.28	$0.16	$0.66	$0.37
Weighted average shares outstanding, Basic*	75,253	73,420	75,068	73,325

Weighted average dilutive common equivalent shares outstanding*	76,777	73,420	76,659	74,550

*	Includes assumed conversion of 18.0 million, 16.7 million shares of Series B Preferred Stock as of June 30, 2012 and 2011 respectively

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(unaudited)

	Three Months ended		Six Months ended
	June 30th		June 30th
	2012	2011	2012	2011
Net income attributable to iGATE Corporation	$12,647	$3,999	$36,715	$21,938
Adjustments
Depreciation and amortization	11,445	9,058	26,730	11,365
Interest expenses	21,032	13,199	40,155	13,288
Income tax expense	4,649	1,244	15,512	10,107
Noncontrolling interest	—	487	4,476	487
Other income, net	(7,596)	(3,321)	(15,160)	(4,418)
Foreign exchange (gain)/loss	17,271	(5,875)	14,435	(24,720)
Stock Based Compensation	2,663	3,014	5,475	4,522
Acquisition expenses	—	1,122	—	10,914
Severance expenses	—	6,164	—	6,164
Delisting expenses	1,089	—	3,204	—

Adjusted EBITDA (a non-GAAP measure)	$63,200	$29,091	$131,542	$49,647

The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believe the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (v) stock based compensation (vi) acquisition expenses (vii) severance expenses and (viii) delisting expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: [(i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.